As filed with the Securities and Exchange Commission on May 19, 2009

Registration No.: __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CONFIDENT CARE SERVICES, INC.
(Name of small business issuer in its charter)

Nevada	8000	87-0740041
(State or Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

1810 E. Sahara Avenue

Las Vegas, NV 89104

(866) 324-4553

(Address and telephone number of principal executive offices)

Don Harmer

Corporate Services of Nevada

502 N. Division Street

Carson City, NV 89703

Telephone: (775) 883-3711

Facsimile: (775) 883-2723

 (Name, address and telephone number of agent for service)

With Copies to:

Michael L. Corrigan, Esq.

11995 El Camino Real, Suite 301
San Diego, CA 92130
mike@corriganlaw.net
(858) 436-3368

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.     ☒

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.     ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1) (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	4,000,000	$0.90	$3,600,000	$200.88

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.
(2)

The selling shareholders will sell their shares of common stock at the offering price of $0.90 per share until our common stock is quoted on the OTC Bulletin Board, or other recognized secondary trading system. At such time, if ever, the selling shareholders may sell their shares of our common stock at prevailing market prices or privately negotiated prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED ______, 2009

The information in this prospectus is not complete and may be changed. Our Selling Shareholders may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

4,000,000 Shares of Common Stock

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED _____, 2009

CONFIDENT CARE SERVICES, INC.

4,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offering by the selling Shareholders of the Company of up to 4,000,000 shares of our common stock by the Selling Shareholders named in this prospectus. We are registering the shares on behalf of the Selling Shareholders. The Selling Shareholders may sell common stock from time to time in the principal market on which our stock is traded at the prevailing market price or in negotiated transactions. The Selling Shareholders may be deemed underwriters of the shares of common stock that they are offering.

We have arbitrarily set an offering price of $0.90 per share of common stock offered through this prospectus. We are paying the expenses of registering these shares. We will not receive any proceeds from this offering.

Our common stock is presently not traded or quoted on any market or securities exchange. The sales price to the public is fixed at $0.90 per share until such time as our common stock is quoted on the Over-The-Counter (OTC) Bulletin Board or other exchange or quotation system. Although we intend to request a registered broker-dealer apply to have of our common stock quoted on the OTC Bulletin Board, public trading of our common stock may never materialize or even if materialized, be sustained. If our common stock is quoted on the on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the Selling Shareholders.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

These securities are speculative and involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Please refer to “risk factors” beginning on page 8.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Preliminary Prospectus is May 15, 2009.

Dealer Prospectus Delivery Obligation

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

Page

PART I:  INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

5

RISK FACTORS

8

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

11

USE OF PROCEEDS

12

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

12

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS  13

DESCRIPTION OF BUSINESS

14

EMPLOYEES

15

LEGAL PROCEEDINGS

16

MANAGEMENT

16

EXECUTIVE COMPENSATION

17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMEN

18

DESCRIPTION OF SECURITIES

19

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

20

PLAN OF DISTRIBUTION

20

SELLING SHAREHOLDERS

21

LEGAL MATTERS

23

EXPERTS

23

AVAILABLE INFORMATION

23

FINANCIAL STATEMENTS

24

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

25

ITEM 14: INDEMNIFICATION OF DIRECTORS AND OFFICERS

25

ITEM 15: RECENT SALES OF UNREGISTERED SECURITIES

26

ITEM 16: EXHIBITS

26

SIGNATURES

28

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the section entitled “risk factors” and our financial statements and the notes thereto. As used throughout this prospectus, the terms “Confident”, the “Company,” “we,” “us,” and “our” refer to Confident Care Services, Inc..

General

Confident Care Services, Inc. provides nurse and professional staffing to over eighty clients in California with over eighty RNs, Licensed Practical/Vocational Nurses, Certified Nursing Assistants, unlicensed Home Care Providers and Occupational/Physical Therapists on its staff.  Staffing is provided to hospitals, rehabilitation centers, skilled nursing facilities and residential settings.  The Company recently opened its first office in Nevada.

The Company has emphasized personal and fast service in providing staffing for its clients’ needs.  Confident has earned the trust of its clients.  The Company has a proprietary, Internet based system for placing its nurses efficiently and quickly.

The medical industry has increased its out-sourcing of various operations significantly over time including its staffing of nurses and other healthcare professionals in an effort to reduce costs and increase flexibility. This has created a market for outside vendors who can offer less expensive labor and more flexibility to the hospitals and healthcare facilities.  The Company has positioned itself to take advantage of this growing market.

Organizational History

Confident Care Services, Inc., a Nevada corporation, (hereinafter referred to as the “Company” or “Confident”) was incorporated in the State of Nevada on December 15, 1989 as Ram Financial Corporation (“Ram”).  The Company was originally established to provide financial services.  In October 2008, Ram was merged with Confident Care Services, Inc. in a reverse merger transaction in which Ram was the surviving corporation.  Prior to the merger, Ram had no operations and nominal assets.  Ram then changed its name to Confident Care Services, Inc.

Prior to the merger, the original Confident Care Services, Inc. had been in business for four years and provided healthcare professional staffing for hospitals and healthcare facilities in California.  During this time, the Company expanded the services it performs and expanded its customer base.  Currently the Company provides nurse staffing to over eighty clients in California with over eighty RNs, Licensed Practical/Vocational Nurses, Certified Nursing Assistants, unlicensed Home Care Providers and Occupational/Physical Therapists on its staff.  Staffing is provided to hospitals, rehabilitation centers, skilled nursing facilities and residential settings.  The Company has emphasized personal and fast service in providing staffing for its clients’ needs.  Confident has earned the trust of its clients.  The Company has a unique, Internet based system for placing its nurses efficiently and quickly.  The Company recently opened its first office in Nevada.

Business Objectives

Our business objective is to provide the medical industry with an inexpensive, flexible means of meeting its staffing needs at any time.  Staffing services include Registered Nurses (RNs), Licensed Practical/Vocational Nurses (LPNs/LVNs), Certified Nursing Assistants (CNAs), unlicensed Home Care Providers and Occupational/Physical Therapists.  The Company‘s growth objective is to expand in California, where it has an office in Southern California and an office in Northern California, and in Nevada, where it has an office in Las Vegas,  It then plans to expand into Arizona and other western states as opportunities arise.

SUMMARY OF THE OFFERING

The Issuer:	Confident Care Services, Inc., a Nevada corporation

Selling Shareholders:

The Selling Shareholders named in this prospectus are existing Shareholders of our Company who purchased shares of our common stock exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, under Section 4(2) of the Securities Act.

Securities Being Offered:	Up to 4,000,000 shares of our common stock, par value $0.001 per share.

Offering Price:

The offering price of the common stock is $0.90 per share. We intend to request a registered broker-dealer to apply to have our common stock quoted on the OTC Bulletin Board upon our becoming a reporting entity under the Securities Exchange Act of 1934, as amended, or the Exchange Act. If our common stock is quoted on the OTC Bulletin Board and a market for our common stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Shareholders. The offering price would thus be determined by market factors and the independent decisions of the Selling Shareholders.

Minimum Number of Shares to Be Sold in This Offering:	None

Common Stock Outstanding Before and After the Offering:

22,205,000 shares of our common stock are issued and outstanding as of the date of this prospectus and will continue to be issued and outstanding upon the completion of this offering. All of the common stock to be sold under this prospectus will be sold by existing Shareholders.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the Selling Shareholders. All of the proceeds of the offering will go to the Selling Shareholders.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The table below summarizes the audited financial statements of Confident for the fiscal years ended December 31, 2007 and 2006.  The unaudited financial statement for the fiscal year ended December 31, 2008 is also shown.  The following information set forth below should be read in conjunction with our consolidated financial statements, the related notes to these financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	At December 31,
	2008	2007	2006
	(Unaudited)	(Audited)	(Audited)
Balance Sheet:
Cash and Cash Equivalents	($5,372)	$19,108	$45,070
Total Assets	$226,461	$321,537	$375,027
Total Liabilities	$269,132	$321,613	$431,769
Total Stockholders’ Equity	($42,671)	($76)	($56,742)

	For the Fiscal Year Ended December 31,
	2008	2007	2006
	(Unaudited)	(Audited)	(Audited)
Statement of Operations:
Revenue	$1,408,134	$1,735,730	$2,017,206
Cost of Sales	$0	$0	$0
Net Income (Loss)	($95,096)	$56,666	$3,302
Net Earnings (Loss) Per Share of Common Stock , basic and diluted	($0.01)	$0.01	$0.00

Executive Offices and Telephone Number

Our principal executive offices are located at 1810 E. Sahara Avenue, Las Vegas, NV 89104 and our telephone number is (866) 324-4553.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company.  Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations.  If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company’s common stock could decline, and you may lose all or part of your investments.

THE SECURITIES BEING REGISTERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK TO THE INVESTORS AND SHOULD BE PURCHASED (IN THE AFTERMARKET IF ONE DEVELOPS) ONLY BY PERSONS THAT CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE PRICE HAS BEEN DETERMINED ON WHAT WE BELIEVE PURCHASERS OF A SPECULATIVE OFFERING WOULD BE WILLING TO PAY FOR THE SECURITIES AND BEARS NO RELATIONSHIP WHATSOEVER TO MARKET VALUE, ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

Prior to investing in the shares, and assuming an aftermarket of these shares develops, an investor should consider carefully the following risks and highly speculative factors, which may affect our business.  In analyzing this registration, prospective investors should carefully read and consider, among other factors, the following:

RISKS RELATING TO OUR BUSINESS

(1)       Financing Risks

The Company has limited financial resources, and there can be no assurance that additional funding will be available for expansion.  Although the Company has been successful in the past in obtaining financing through borrowing and factoring, there can be no assurance the Company will be able to obtain adequate financing in the future, as and when needed, or that the terms of such financing, if any, will be favorable.  Failure to obtain such additional financing could result in delay or indefinite postponement of the Company’s expansion. Such failure to obtain financing could also materially affect the Company's ability to continue as a going concern.

(2)

Changes in Health Care Market.

The medical industry has increased its out-sourcing of various operations significantly over time including its staffing of nurses and other healthcare professionals in an effort to reduce costs and increase flexibility. This has created a market for outside vendors who can offer less expensive labor and more flexibility to the hospitals and healthcare facilities.  Should hospitals and healthcare facilities out-source a significantly smaller portion of their labor in the future, this would have an adverse affect on the Company’s revenue.

(3)

Customer Slow Payments

The profitability of the Company is strongly affected by how quickly customers pay for invoiced services since financing account receivables is expensive.  An increase in slow paying customers would have an adverse affect on the Company’s profitability.  For example, a number of times during 2008, the State of California was very slow in reimbursing hospitals and healthcare facilities for state funded medical care.  In turn, hospitals and healthcare facilities were slow to pay our invoices.  If instances of slow pay by our customers increases significantly in the future, this will have an adverse affect on our profitability.

(4)

Hiring Qualified Staff

The Company must attract and retain nurses and other healthcare professionals who possess the skills, experience and licenses necessary to meet the requirements of our customers. We compete for healthcare staffing personnel with other temporary healthcare staffing companies and with hospitals and healthcare facilities.  We must continually evaluate and expand our temporary healthcare professional network to keep pace with our customers’

needs. Currently, there is a shortage of qualified nurses in the western United States, competition for nursing personnel is increasing, and salaries and benefits have risen. We may be unable to continue to increase the number of temporary healthcare professionals that we recruit, decreasing the potential for growth of our business. Our ability to attract and retain temporary healthcare professionals depends on several factors, including our ability to provide temporary healthcare professionals with assignments that they view as attractive and to provide them with competitive benefits and wages.  Moreover, if we are unable to attract and retain temporary healthcare professionals, the quality of our services to our customers may decline and, as a result, we could lose some customers.  If we are unable to attract qualified nurses and other healthcare professionals at reasonable costs, it will have an adverse affect on our profitability.

(5)

Competing for Customers

The healthcare staffing business is highly competitive. We compete with full-service staffing companies and with specialized temporary staffing agencies. Some of these companies may have greater marketing and financial resources than us.  To the extent competitors seek to gain or retain market share by reducing prices or increasing marketing expenditures, we could lose revenues and our margins could decline.  Because of the Company’s experience, outstanding past performance and unique Internet system, we have and expect to continue to compete very well against other companies.

(6)

Securing and Filling New Orders from our Customers

We do not have long-term agreements or exclusive guaranteed order contracts with our hospital and healthcare facility customers. The success of our business is dependent upon our ability to continually secure new orders from our customers and to fill those orders with our temporary healthcare professionals. Our customers are free to place orders with our competitors. Therefore, we must maintain positive relationships with our hospital and healthcare facility clients.

 (7)

Customer Patient Occupancy

Demand for our services is significantly affected by the general level of patient occupancy at our hospital and healthcare customers’ facilities. When occupancy increases, temporary employees are often added before full-time employees are hired. As occupancy decreases, customers typically will reduce their use of temporary employees before undertaking layoffs of their regular employees. In addition, we may experience more competitive pricing pressure during periods of occupancy downturn. Occupancy also fluctuates due to the seasonality of some elective procedures. We are unable to predict the level of patient occupancy at any particular time and its effect on our revenues and earnings.

(8)

Healthcare Reform

The U.S. government has undertaken various efforts to control growing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and drug companies. In the recent past, the U.S. Congress has considered several comprehensive healthcare reform proposals. To the extent to which these efforts are successful, hospitals and other healthcare facilities may react by spending less on healthcare staffing, including nurses. If this were to occur, we would have fewer business opportunities, which could have a material adverse effect on our business.  Similarly, State governments have also attempted to control the growth of healthcare costs.  Furthermore, third party payors, such as health maintenance organizations, increasingly challenge the prices charged for medical care. Failure by hospitals and other healthcare facilities to obtain full reimbursement from those third party payors could reduce the demand or the price paid for our services.

 (9)

Risks Associated with Management of Growth

Because of its small size, the Company’s growth in accordance with its business plans, if achieved, will place a significant strain on its financial, operation and management resources.  The failure to continue to upgrade our administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced managers, nurses and other health care personnel, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

RISKS RELATED TO THE SECURITIES MARKET AND INVESTMENT IN OUR COMMON STOCK

(1)

Resale of Our Securities May Be Difficult Because There is No Current Market For Our Securities and its Possible That No Market Will Develop..

There is no current public market for our securities, and no assurance that such a public market will develop in the future. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares. Even if a market does develop there is no guarantee that you will be able to sell your stock for the same amount you originally paid for it.

Our failure to be listed on an exchange or NASDAQ would make trading our shares more difficult for investors. It may also make it more difficult for us to raise additional capital. Further, we may also incur additional costs under state blue sky laws in connection with any sales of our securities.

Note: In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Prospectus potential investors should keep in mind other possible risks that could be important.

(2)

We have no experience as a public company.

We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. In addition, we will be required to spend significant resources to comply with the various rules and regulations of the Securities Act and Exchange Act applicable to public reporting companies.   As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

(3)

 Future sales of our common stock or securities convertible into our common stock may depress our stock price.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

Effective February 15, 2008, the SEC adopted revisions to Rule 144. Under the newly adopted revisions:

• the holding period for restricted shares of our common stock after the completion of this offering has been reduced to six months under specified circumstances.
• the restrictions on the sale of restricted shares of our common stock held by affiliates and non-affiliates of ours has been reduced; and
• certain other restrictions on resale of the shares of our common stock under Rule 144 were modified to make it easier for our stockholders under specified circumstances to sell their shares.

(4)

Our executive officers are in a position to substantially control matters requiring a stockholder vote.

As of the date of this prospectus, our executive officers beneficially owned all of our outstanding common stock. As a result, if they vote together, they may have the ability to control the outcome on all matters requiring stockholder approval including, but not limited to, the election of directors and any merger, consolidation or sale of all or substantially all of our assets. They also have the ability to control our management and affairs.

(5)

 If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price could decline.

As of the date of this prospectus, our executive officers beneficially owned all of our outstanding common stock. As a result, if they vote together, they may have the ability to control the outcome on all matters requiring stockholder approval including, but not limited to, the election of directors and any merger, consolidation or sale of all or substantially all of our assets. They also have the ability to control our management and affairs.

(6)

 We do not expect to pay any cash dividends for the foreseeable future.

The continued expansion of our business may require substantial funding. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our common stock for the foreseeable future. Any determination to do so in the future would be at the discretion of our board of directors and will depend upon our results of operations, financial condition, and other factors that our board of directors deems relevant. Accordingly, if you purchase shares in this offering, realization of a gain on our investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

(7)

 Applicable SEC rules governing the trading of “Penny Stocks” limit the liquidity of our common stock, which may affect the trading price of our common stock.

Our common stock is currently not quoted in any market. If our common stock becomes quoted, we anticipate that it will trade below $5.00 per share. As a result, our common stock is considered a “penny stock” and is subject to SEC rules and regulations that impose limitations upon the manner in which our shares can be publicly traded.  These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock and the associated risks.  Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the written purchaser’s agreement to a transaction prior to purchase.  These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock..

(8)

 Issuances of our stock could dilute current shareholders and adversely affect the market price of our common stock, if a public trading market develops.

We have the authority to issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, and to issue securities convertible or exercisable for shares of our common stock without stockholder approval. We may need to raise additional capital to fund our business operations. If we raise funds by issuing equity securities, our existing stockholders may experience substantial dilution.

The issuance of preferred stock by our board of directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our board of directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases “will likely result,” “we expect,” “will continue,” “anticipate,” “estimate,” “project,” ”outlook,” “could,” “would,” “may,” or similar expressions are intended to identify forward-looking statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.

Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future despite, and the size and timing of additional significant orders and their fulfillment. We have no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•

Lack of demand for our products and services;

•

Competitive products and pricing;

•

Limited amount of resources devoted to advertising and marketing;

•

Competitive pressures in the marketing industry;

•

General conditions in the economy and capital markets.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the Selling Shareholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

There is presently no public market for our common stock.  The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. The factors considered were our relatively short operating history and the price we believe a purchaser is willing to pay for our shares.

We cannot assure you that an active or orderly trading market will develop for our common stock or that our common stock will trade in the public markets subsequent to this offering at or above the offering price. We intend to request a registered broker-dealer to apply to have our common stock listed on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Penny Stock Regulations

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, Shareholders may have difficulty selling those securities.

Holders of Our Common Stock

As of May 15, 2009 we had 22,205,000 shares of common stock issued and outstanding and approximately 31 stockholders of record of our common stock.

Rule 144 Shares

Other than the shares being offered for resale by the Selling Shareholders named in this prospectus, none of shares of our common stock are available for resale to the public.  Under Rule 144, a person who has beneficially owned shares of a Company's common stock for a specified period is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	One percent of the number of shares of the company's common stock then outstanding; or

2.	The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Rule 144 amendments set forth in the SEC’s Final Rule Release No. 33-8869, effective as of February 15, 2008, shortened the holding period for resale of Rule 144 restricted stock to six-months under specified circumstances.  Also, restrictions on the sale of restricted shares held by affiliates and non-affiliates have been reduced, and certain other restrictions on resale of shares under Rule 144 were modified to make it easier for stockholders under specified circumstances to sell their shares.

Sales under Rule 144 are also subject to provisions related to the manner of sale, to notice requirements and to the availability of current public information about the company.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with  and our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this prospectus.

Liquidity and Capital Resources.

For the year ended December 31, 2008, we had total assets of $226,461.  For the year ended December 31, 2007, we had total assets of $321,537, compared to total assets in 2006 of $375,027. The decreases in assets for the 12 months of 2008 and for the 12 months of 2007 were mainly due to a decrease in accounts receivable. At December 31, 2008, we had current liabilities of $30,735 which was represented by accounts payable and line of credit.  At December 31, 2007, we had current liabilities of $51,532.  At December 31, 2006 we had current liabilities of $36,321.

Prior to the merger with Confident on October 27, 2008, Ram had no operations and nominal assets. For accounting purposes, we treated our acquisition of Confident as a recapitalization of our Company. As a result, we treat the historical financial information of Confident as our historical financial information.

Our primary liquidity and capital resource needs are to finance the costs of our operations. To date, we have financed our business operations through factoring accounts receivable and loans from officers, directors and family. We believe we will have adequate liquidity through the next twelve months to operate our business and to meet our cash requirements.

We do not believe that our current cash resources will be able to maintain our current operations for an extended period of time. We will be required to raise additional funds or arrange for additional financing over the next 12 months to adhere to our business plan which will require the financing of additional account receivables. No assurance can be given, however, that we will have access to additional cash in the future, or that funds will be available on acceptable terms to satisfy our working capital requirements. If we are not able to arrange for additional funding or if our officers, directors and shareholders stop advancing funds to us, we may be forced to make other arrangements for financing such as loans or entering into strategic alliances. We have not identified any alternative sources of financing.

Results of Operations

We realized revenue from operations for the 12 months of 2008 of $1,408,134.  We realized revenue from operations in the twelve months of 2007 of $1,735,730.  During the year ended December 31, 2008, the net loss from operations was $95,096.  A major reason for the loss was the slow pay of certain customers who were not receiving timely reimbursements by the State of California.  During the year ended December 31, 2007, the net gains from operations was $56,666 (2006 - $3,302). Increased expenses in 2008 was due primarily to expenses in going public.  From January 1, 2005 (inception) to December 31, 2008, the Company has incurred cumulative net losses of $112,172

Our Plan of Operation for the Next Twelve Months

The Company plans to open at least two more offices in Nevada in the next twelve months.  We also plan to expand our services in California from our two present offices.  Many hospitals and healthcare facilities are operating now with “skeleton” permanent staff, and are therefore using a higher proportion of contract nurses.  This will make it easier to meet our growth projections.

DESCRIPTION OF BUSINESS

Organizational History

Confident Care Services, Inc. was incorporated in January 2005 by Johnpaul (“Jay”) Riddles.  It was established to provide nurse and healthcare professional staffing for hospitals and healthcare facilities. In October 2008, Confident was merged into Ram Financial Corporation (Ram), a public company.  The merger was a reverse merger transaction in which Ram was the surviving corporation.  Ram then changed its name to Confident Care Services, Inc.

The Company has spent the past nearly four years expanding the services it performs and expanding its customer base.  Currently the Company provides nurse staffing to over eighty clients in California with over eighty RNs, Licensed Practical/Vocational Nurses, Certified Nursing Assistants, unlicensed Home Care Providers and Occupational/Physical Therapists on its staff.  Staffing is provided to hospitals, rehabilitation centers, skilled nursing facilities and residential settings.  The Company recently opened its first office in Nevada.

The Company has emphasized personal and fast service in providing staffing for its clients’ needs.  Confident has earned the trust of its clients.  The Company has a unique Internet based system for placing its nurses efficiently and quickly.

The medical industry has increased its out-sourcing of various operations significantly over time including its staffing of nurses and other healthcare professionals in an effort to reduce costs and increase flexibility. This has created a market for outside vendors who can offer less expensive labor and more flexibility to the hospitals and healthcare facilities.  The Company has positioned itself to take advantage of this growing market.

The Company believes it can readily increase its staff as needed because it offers nurses and other healthcare professionals schedule flexibility, higher pay per hour than full-time positions, and daily pay through a credit card service.

Business Objectives

The primary objective of the Company is to provide the medical industry with an inexpensive, flexible means of meeting its staffing needs at any time.  Staffing services include Registered Nurses (RNs), Licensed Practical/Vocational Nurses (LPNs/LVNs), Certified Nursing Assistants (CNAs), unlicensed Home Care Providers and Occupational/Physical Therapists.  The Company‘s growth objective is to expand in California, where it has an office in Southern California and an office in Northern California, and in Nevada, where it has an office in Las Vegas,  It then plans to expand into Arizona and other western states as opportunities arise.

Market Strategy

The Company’s marketing strategy is to systematically promote our capabilities and our outstanding past performance to hospitals and healthcare facilities.  We generally make personal visits to potential clients within 50 miles of our offices to introduce ourselves and explain why our clients prefer our services to those offered by competitors.  Over the next year, we will target expansion in those cities which we already serve as well as target expansion to other population centers in California, Nevada and Arizona.  The Company markets directly to hospitals and other health care facilities within reasonable compute of its offices.  We stress our service and quick response to requests for nurses and other health care professionals.  The CEO of the Company does most of the marketing through direct contact.  We have approximately 80 customers, and we do not rely on one customer for more than 20% of our revenue.

Competition

The Company competes in a competitive medical services industry.  Competitors include AMN Healthcare, Maxim Healthcare, Medical Staffing Network and other companies.  Because of the Company’s experience and outstanding past performance, we have and expect to continue to compete very well against other companies. Our competitiveness is enhanced by our unique Internet based, contract staffing software which we developed for internal staff management, shift tracking, data base management, and reporting.  This has significantly improved our efficiency.

Description of Property

The Company does not own any real property.  The Company leases three small offices in Las Vegas, Nevada; San Diego, California; and Oroville, California.

EMPLOYEES

The Company has three executive employees, two operations employees and one administrative/clerical employee.  None are subject to collective bargaining agreements.  In addition, the Company has engaged approximately eighty independent contractors.

LEGAL PROCEEDINGS

We are not presently a party to any pending material litigation nor, to the knowledge of our management, is any litigation threatened against us.

MANAGEMENT

The following table sets forth the respective names, ages and positions of our directors and executive officers as well as the year that each of them commenced serving as a director with Confident.  All of the directors identified below were elected to the Board of Directors of the Company immediately after the reverse merger on October 27, 2008  and their terms will run until our annual meeting of Shareholders in 2010.

Person and Position:	Age:	Director Since:
Johnpaul Riddles -- Chief Executive Office, Chairman and Director	35	January 2005
Douglas Tallant -- President and Director	66	October 2008
Donald Trapp -- Chief Financial Officer and Director	69	October 2008

Management and Director Biographies

Johnpaul Riddles

Chief Executive Officer and Chairman

Mr. Riddles has over 15 years in the medical field.  His expertise encompasses nursing, marketing and management.  In 2005, Mr. Riddles founded Confident Care Services Inc. in San Diego, Ca. which now has 3 offices including San Diego, Northern California and Las Vegas, Nevada.  From 2001 to 2004 he owned and managed a medical staffing company in San Diego.   He started his medical career serving in the United States Navy as a Corpsman for five years.  As a Corpsman, he had many assignments including, working at Balboa Naval Hospital in San Diego.  Later, Mr. Riddles was stationed on the USS Tarawa where his duties included emergency medicine, lab and x-ray.  Prior to serving in the Navy, Mr. Riddles was an Emergency Medical Technician and Firefighter for Butte County, Ca.  Mr. Riddles became a Licensed Vocational Nurse in 1992.  He also is an American Red Cross CPR and First Aid instructor.

Douglas Tallant

President and Director

Mr. Tallant an entrepreneur experienced in the start-up and operation of companies.  For more than five years, he has been President of Friendly Energy Exploration.  He owned and operated physical therapy clinics in Denver and Oklahoma City for more than five years.  Mr. Tallant has also been involved in the automobile industry.  He owned and managed the largest automobile dealership in Denver for over 14 years.  He has formed and managed several public companies including Questex, the developer of the original breathalyzer.  Mr. Tallant has a Bachelor of Science degree in Mechanical Engineering from the University of Oklahoma in 1965.  Mr. Tallant will be spending approximately 30% of his time on Company matters.

Donald Trapp

Chief Financial Officer

Mr. Trapp is an engineer, systems analyst and businessman.  He is on the Boards of Confident Care and of Friendly Energy Exploration.  For more than five years, he has been Chief Financial Officer of Friendly Energy Exploration.

He was the Chief Financial Officer of InfoHighway International, Inc., an internet service provider.  He is a former Division Manager of the Economic Analysis Division at Science Applications International Corporation.  Mr. Trapp received a Bachelor of Science degree in Engineering Science from Harvey Mudd College in 1961 and a Master of Science degree in Nuclear Engineering from M.I.T. in 1962.  He also attended the Graduate School of Industrial Administration at Carnegie-Mellon University.  Mr. Trapp will be spending approximately 30% of his time on Company matters

Family Relationships amongst Directors and Officers:

None.

 EXECUTIVE COMPENSATION

The table below summarizes the compensation received by our Named Executive Officers in the last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Plan Compensation	Non-Equity Incentive Plan Compensation	Non Qualified Compensation Earnings	All Other Compensation	Total
Johnpaul Riddles -CEO and Chairman(1)	2008	$0	$0	$0	$0	$0	$0	$0	$0	$0
	2007	$0	$0	$0	$0	$0	$0	$0	$0	$0
Douglas Tallant -President and Director(2)	2008	$0	$0	$0	$0	$0	$0	$0	$0	$0
	2007	$0	$0	$0	$0	$0	$0	$0	$0	$0
Donald Trapp -CFO and Director(3)	2008	$0	$0	$0	$0	$0	$0	$0	$0	$0
	2007	$0	$0	$0	$0	$0	$0	$0	$0	$0

(1) Mr. Riddles served as the CEO and sole Director of Confident Care Services Inc. from its inception until the consummation of the reverse merger with Ram Financial Corporation on October 27, 2008. He is serving as the Chief Executive Officer, Chairman and Director since the consummation of the reverse merger with Ram Financial Corporation.

(2) Mr. Tallant served as the CEO and Chairman of Ram Financial Corporation from its inception until the consummation of the reverse merger with Confident Care Services Inc. on October 27, 2008. He is serving as the President and as a Director since the consummation of the reverse merger with Ram Financial Corporation.

(3) Mr. Trapp served as the CFO and as a Director of Ram Financial Corporation from its inception until the consummation of the reverse merger with Confident Care Services Inc. on October 27, 2008. He is serving as the CFO and as a Director since the consummation of the reverse merger with Ram Financial Corporation.

Management Compensation

Except for as stated in the preceding Summary Compensation Table, we have not paid any salary, bonus or other compensation to our officers and directors since our inception. We presently have no compensation arrangements with our officers and directors.

Stock Option Grants

No stock options or stock appreciation rights under any stock incentive plans or otherwise were granted to our executive officers and directors since our inception.

Director Compensation

The Company currently does not pay any cash fees to directors, but we pay directors' expenses in attending board meetings. During the year ended December 31, 2008, no director expenses were reimbursed.

Employment Agreements

There are no employment agreements in affect.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our Shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board.

Significant Employees

We have no significant employees other than our executive officers and directors named in this prospectus. We conduct most of our business through independent contractors.

Committees of the Board of Directors

Our audit committee presently consists of our directors. Our board does not have compensation, governance, nominating or executive committees or any other committees.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, or persons performing similar functions in that our officers and directors serves in all the above capacities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions since January, 2005, in which we have been a participant, in which the amount involved or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock As of the date of this Prospectus by (i) each Named Executive Officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our common stock, and (iv) all of our executive officers and directors as a group.  Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person.  Unless otherwise noted, the address for each reporting person below is c/o Confident Care Services, Inc., 1810 E. Sahara Avenue, Las Vegas, NV 89104.

Name and Address of Beneficial Holder	Shares of Common Stock	Percentage of Common Stock (1)
Johnpaul Riddles -- Chief Executive Officer and Chairman	8,887,438	40.0%

Douglas Tallant -- President and Director	4,757,142	21.4%

All executive officers and directors as a group (3 persons)	13,644,580	61.4%

(1)

Applicable percentage of ownership is based on 22,205,000 shares of common stock issued and outstanding. Pursuant to Rule 13d-3 promulgated under the Exchange Act, any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person.

DESCRIPTION OF SECURITIES

General

Under our Certificate of Incorporation, we are authorized to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of common stock, par value $0.001 per share, or Common Stock and 10,000,000 are preferred stock, par value $0.001 per share, or Preferred Stock. As of the date hereof, 22,205,000 shares of our common stock are issued and outstanding, and there are 31 holders of record of our Common Stock.

Common Stock

Holders of Common Shares of the Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes, including the election of directors, and to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefore.  Upon liquidation or dissolution, each outstanding Common Share will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities.  Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.  All outstanding Common Shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.  The Common Shares have no cumulative voting rights.

There is no active market for our common stock.

Currently, there is no active trading market for our common stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our common stock shares on the OTC Bulletin Board.  There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board, pink sheets or any other recognized trading market or exchange.  Any trading market that may develop in the future for our common stock will most likely be very volatile, and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our commons tock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a "reporting issuer," any future quotation of our common stock on the OTC Bulletin Board may be jeopardized.

Preferred Stock

The Preferred Stock authorized may be issued with such rights, preferences and privileges, and issued in such series, as are determined by the Company's Board of Directors.  Each outstanding share of Series A Convertible Preferred Stock had an original purchase price and has a liquidation preference of $100.  Each outstanding share of Preferred Stock is convertible into ten shares of Common Stock at any time after December 31, 2006.  All shares of Common Stock, when issued and fully paid upon the conversion of the Preferred Stock, would be non-assessable and would not be subject to redemption or conversion, nor would they have conversion rights.  The preferred shares have voting rights equal to twenty shares of common stock.

In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our Company.  Although 1,400,000 shares of preferred stock are currently issued and outstanding, we have no present intention to issue any additional shares of preferred stock, no assurance can be given that it will not do so in the future.

 Dividend Policy

The Registrant has never paid a cash dividend.  It is the present policy of the Registrant to retain any extra profits to finance growth and development of the business.  Therefore, the Registrant does not anticipate paying cash dividends on its common stock in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We do not have a stock option plan in place nor are there any outstanding exercisable for shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we are required to indemnify an officer, director, or former officer or director, to the full extent permitted by the Nevada General Corporation Law, provided that the person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the Company. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the Selling Security Holders to sell their shares on a continuous or delayed basis after this registration statement is declared effective by the Securities and Exchange Commission. The Selling Security Holders may sell some or all of their common stock in one or more transactions, including block transactions:

•

In public markets as the common stock may be trading from time to time;

•

In privately negotiated transactions;

•

Through the writing of options on the common stock;

•

In short sales; or

•

In any combination of the aforementioned methods of distributions.

The sales price of the Commons Stock being offered to the public by the Selling Security Holders in this prospectus has been fixed at $0.90 per share until such time as our common stock is quoted on the OTC Bulletin Board or inter-dealer quotation system or exchange. Although we intend to request a registered broker-dealer apply to have our common stock quoted on the OTC Bulletin Board, public trading of our common stock may never materialize or if materialized, be sustained. If our common stock is quoted on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each Selling Security Holders and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

•	the market price of our common stock prevailing at the time of sale;

•	a price related to such prevailing market price of our common stock; or

•	such other price as the Selling Shareholders determine from time to time.

The Selling Shareholders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the Selling Security Holders, or, if they act as an agent for the purchaser of such common stock, from such purchaser. The Selling Security Holders are expected to pay the usual and customary brokerage fees for such services.

We can provide no assurance that all or any of the common stock offered will be sold by the Selling Security Holders named in this prospectus.

The estimated costs of this offering are $114,201. We are bearing all costs relating to the registration of the common stock. The Selling Shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The Selling Security Holders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The Selling Security Holders and any broker-dealers who execute sales for the Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the Selling Security Holders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and be required to, among other things:

•	Not engage in any stabilization activities in connection with our common stock;

•	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

If an underwriter is selected in connection with this offering, an amendment will be filed to identify the underwriter, disclose the arrangements with the underwriter, and we will file the underwriting agreement as an exhibit to this prospectus.

The Selling Security Holders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling Shareholders or any other such person. In the event that the selling Shareholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling Shareholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the Selling Stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the Selling Security Holders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

SELLING SHAREHOLDERS

The Selling Security Holders named in this prospectus are offering an aggregate of shares of our common stock registered in a registration statement of which this prospectus forms a part. The Selling Security Holders acquired such shares of our common stock under the exemption from the registration requirements under Regulation D and Section 4(2) promulgated under the Securities Act. To the best of the Company’s knowledge, none of the Selling Security Holders are a broker-dealer, underwriter or affiliate thereof.

The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our common stock held by each of the Selling Security Holders, including, the number of shares of our common stock beneficially owned by each prior to this offering; the total number of shares of our common stock that are to be offered by each Selling Stockholder; the total number of shares that will be beneficially owned by each Selling Security Holders upon completion of the offering; the percentage owned by each upon completion of the offering.

Name of Selling Stockholder (1)	Beneficial Ownership Before Offering		Number of Shares Being Offered	Beneficial Ownership After Offering
	Number of Shares (1)	Percent (2)		Number of Shares (1)	Percent (2)
Bearpaw Marketing, Inc. (3)	1,000,000	4.5%	1,000,000	0	0.0%
Jetco Trust (4)	1,000,000	4.5%	1,000,000	0	0.0%
Robert Lazerus	900,000	4.1%	390,580	509,420	2.3%
John Riddles (5)	525,562	2.4%	525,562	0	0.0%
Mary Riddles (6)	500,000	2.3%	500,000	0	0.0%
Donald Legg (7)	200,000	0.9%	200,000	0	0.0%
Charles Briscoe	142,858	0.6%	142,858	0	0.0%
Michael L. Corrigan (8)	100,000	0.5%	100,000	0	0.0%
Randolph Townsend	100,000	0.5%	100,000	0	0.0%
Jessica Legg (9)	30,000	0.1%	30,000	0	0.0%
Crystal Jakubczak	11,000	0.0%	11,000	0	0.0%
Total	4,509,420	20.3%	4,000,000	509,420	2.3%

Notes

(1)

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the Selling Shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)

Applicable percentage of ownership is based on 22,205,000 shares of common stock outstanding.

(3)

Christopher Tallant, son of Douglas Tallant, is controlling officer and shareholder of Bearpaw Marketing.

(4)

Jonathon Tallant, son of Douglas Tallant, is controlling trustee of Jetco Trust.

(5)

Father of Johnpaul Riddles.

(6)

Mother of Johnpaul Riddles.

(7)

Former brother-in-law of Johnpaul Riddles.

(8)

Counsel for Corporation who has been paid for services with 100,000 common shares.

(9)

Sister of Johnpaul Riddles.

Except as disclosed above, none of the Selling Shareholders:

•

Is an affiliate of a broker-dealer;

•

Has had a material relationship with us other than as a stockholder at any time within the past three years;

•

Has ever been one of our officers and directors; or

•

Has a family relationship with an officer or director of the Company.

LEGAL MATTERS

The Law Offices of Michael L. Corrigan, San Diego, California issued an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Michael L. Corrigan, Esq. has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the common stock.  Mr. Corrigan has agreed to take common shares of the Company as compensation.  Michael L. Corrigan has consented to being named as an expert in the Company’s registration statement, of which this prospectus forms a part.  The consent has been filed as an exhibit to the registration statement.

John Kinross-Kennedy, our certified public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. Mr. Kinross-Kennedy has presented his report with respect to our audited financial statements. The report of Mr. Kinross-Kennedy is included in reliance upon his authority as an expert in accounting and auditing. His consent to being named as an Expert is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.

The accountant has not resigned, declined to stand for re-election, nor been dismissed.  The accountant’s report on the financial statements for the last two years contains no adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.  There have been no disagreements with any former accountants or any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Except for Michael L. Corrigan, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our Company or any of its parents or subsidiaries. Nor was any such person connected with our Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our Company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our Company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

FINANCIAL STATEMENTS

Our audited financial statements for the fiscal years ended December 31, 2007 and 2006 and unaudited financial statements for the fiscal year ended December 31, 2008 are included after the Signature Page and are incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses(1)	Amount
SEC Registration Fee	$ 201
Accounting Fees	$ 10,000
Legal Fees, Filing Fees & Expenses	$ 96,000
Printing Expenses	$ 3,000
Miscellaneous	$ 5,000
Total	$ 114,201

(1) All amounts are estimates, other than the SEC's registration fee and accounting fees.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada General Corporation Law and our certificate of incorporation and bylaws contain provisions for indemnification of our officers and directors, and under certain circumstances, our employees and other persons. The bylaws require us to indemnify such persons to the fullest extent permitted by Delaware law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests. The indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement. Our bylaws also provide that we may purchase and maintain insurance on behalf of any of our present or past directors or officers insuring against any liability asserted against such person incurred in their capacity as a director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

ITEM 15.

RECENT SALES OF UNREGISTERED SECURITIES

The following recent sales were made: 11,000,000 Common shares for acquisition of Confident Care Services, Inc. in a reverse merger transaction and 205,000 Common shares to two investors.  The consideration for the 11,000,000 shares was 100% of the shares of Confident Care Services, Inc.  The aggregate price for the other shares was $52,500 based on negotiated prices.

The Company sold these shares of common stock under the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) and Regulation D promulgated thereunder due to the fact that the issuance did not involve a public offering and in light of fact that Mr. Riddles and the purchasing shareholders are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Act.

ITEM 16.

EXHIBITS

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of Ram Financial Corporation.
3.2	Amended Articles – Authorized Share Increase
3.3	Amended Articles – Name Change
3.4	Bylaws
5.1	Opinion of Counsel and Consent of Counsel
23.1	Consent of Independent Certified Public Accountant

ITEM 17.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purposes of determining any liability under the Securities Act to any purchaser:

Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) promulgated under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in El Cajon, California on May15, 2009.

CONFIDENT CARE SERVICES, INC.

By:	/s/ John Paul Riddles

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ John Paul Riddles	Chief Executive Officer and Chairman	May 15, 2009
John Paul Riddles	(Principal Executive Officer)
/s/ Douglas Tallant	President and Director	May 15, 2009
Douglas Tallant

/s/ Donald Trapp	Chief Financial Officer & Secretary	May 15, 2009
Donald Trapp	(Principal Accounting and Financial Officer)

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

for

CONFIDENT CARE SERVICES INC.

Financial Statements for the years ending

December 31, 2006 & 2007

by

John Kinross-Kennedy

Certified Public Accountant

Irvine, California

April 11, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:  the Board of Directors and Shareholders

Confident Care Services Inc.

502 North Division Street

Carson City, Nevada  92684

I have audited the accompanying balance sheet of Confident Care Services, Inc. as of December 31, 2007 and 2006 and the related statements of operations and of cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of Confident Care Services Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years ended December 31, 2007 and 2006, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company had losses in 2005, when it started in the healthcare staffing business.  Should the Company have losses again, this would raise substantive doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/s/ John Kinross-Kennedy

John Kinross-Kennedy

Certified Public Accountant

Irvine, California

April 11, 2009

CONFIDENT CARE SERVICES, INC.

CONSOLIDATED BALANCE SHEET

December 31, 2006

	December 31, 2006	December 31, 2005

ASSETS

Current assets
Checking Accounts	$45,070	$171,545
Accounts Receiveable	329,319	123,219
Total current assets	374,389	294,764

Other assets
Notes Receiveable	638	0
Total Other Assets	638	0

Total assets	$375,027	$294,764

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts Payable	$1,718	$0
Line of Credit	34,603	0
Total current liabilities	36,321	0

Long term liabilities
Loans Payable	347,479	351,808
Loans Payable-Related Parties	47,969	10,000
Total long term liabilities	395,448	361,808

Total liabilities	431,769	361,808

Stockholders' deficit
Common stock; $.001 par value; 100,000,000 shares
authorized, 11,000,000 and 11,000,000 shares issued and
outstanding as of Dec. 31, 2007 and Dec. 31, 2006	1,000	1,000
Preferred stock; $.001 par value; 10,000,000 shares
authorized, 1,400,000 and 1,400,000 shares issued and
outstanding as of Dec. 31, 2007 and Dec. 31, 2006	1,400	0
Additional paid-in capital	14,600	9,000
Accumulated deficit in the development stage	-73,742	-77,044
Total Stockholders' equity	-56,742	-67,044

Total liabilities and stockholders' deficit	$375,027	$294,764

CONFIDENT CARE SERVICES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

December 31, 2006

			From Inception
			(January 1, 2005)
	For the year ended	For the year ended	through
	December 31, 2006	December 31, 2005	December 31, 2006

Revenue	2,017,206	1,495,288	3,512,494

Operating expenses
Advertising	3,645		3,645
Automobile Expense	12,666		12,666
Contract Labor	1,473,141		1,473,141
Insurance	9,172		9,172
Maintenance	1,010		1,010
Office Supplies	3,430		3,430
Payroll Expenses	307,834		307,834
Professional Fees	21,719		21,719
Rent	24,684		24,684
Taxes	1,341		1,341
Telephone	15,586		15,586
Travel & Entertainment	443		443
Other	74,338	1,572,332	1,646,670

Total operating expenses	1,949,009	1,572,332	3,521,341

Gain from operations	68,197	(77,044)	(8,847)

Other income (expenses):
Other income	12,166		12,166
Interest Expense	(77,061)		(77,061)
Total other income (expenses)	(64,895)	0	(64,895)

Loss before provision for income taxes	3,302	(77,044)	(73,742)
Provision for income taxes	0	0	0

Net gain (loss)	$3,302	($77,044)	($73,742)

Basic and diluted loss per common share	$ 0.00	$ (0.01)	$ (0.01)

Basic and diluted weighted average
common shares outstanding	11,000,000	11,000,000	11,000,000

CONFIDENT CARE SERVICES, INC.

STATEMENT OF STOCKHOLDERS DEFICIT

December 31, 2006

					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at January 1, 2005 (Date of inception)	11,000,000	$1,000	0	$0	$9,000	(20,541)	(10,541)

Net gain/loss	0	0	0	0	0	(56,503)	(56,503)

Balance at December 31, 2005	11,000,000	1,000	0	0	9,000	(77,044)	(67,044)

Preferred shares issued to officer & director for cash, $0.005 per share			1,400,000	1,400	5,600	0	7,000

Net gain/loss	0	0			0	3,302	3,302

Balance at December 31, 2006	11,000,000	1,000	1,400,000	1,400	14,600	(73,742)	(56,742)

CONFIDENT CARE SERVICES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

December 31, 2006

			From Inception
			(January 1, 2005)
	For the year ended	For the year ended	through
	December 31, 2006	December 31, 2005	Dec 31, 2007
Cash flows from operating activities:
Net income	$3,302	($77,044)	($73,742)
Adjustments to reconcile net income to
net cash provided by operating activities:
Accounts Receivable	(206,100)	(123,219)	(329,319)
Notes Receivable	(638)	0	(638)
Accounts Payable	1,718	0	1,718
Line of Credit	34,603	0	34,603
Loans Payable	(4,329)	351,808	347,479
Net cash provided by operating activities	(171,444)	151,545	(19,899)

Cash flows from investing activities:

Cash flows from financing activities
Proceeds from issuance of common stock	0	10,000	10,000
Proceeds from issuance of preferred stock	7,000	0	7,000
Proceeds on borrowings from related parties	37,969	10,000	47,969
Net cash provided by financing activities	44,969	20,000	64,969

Net increase in cash	(126,475)	171,545	45,070

Cash, beginning of period	171,545	0	0

Cash, end of period	$45,070	$171,545	$45,070

CONFIDENT CARE SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

1.

DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business and history – Confident Care Services, Inc., Nevada corporation, (hereinafter referred to as the “Company” or “Confident”) was incorporated in the State of Nevada on December 15, 1989 as Ram Financial Corporation (“Ram”).  The company was originally in the financial services business.  In October 2008, Ram was merged with Confident Care Services, Inc. in a reverse merger transaction in which Ram was the surviving corporation.  Ram then changed its name to Confident Care Services, Inc. (Confident).  Prior to the merger, the original Confident Care Services, Inc. had been in business for four years and provided healthcare professional staffing for hospitals and healthcare facilities in California.  The Company is in the process of expanding in California and Nevada.

Management of Company – The Company's executives have combined experience in the medical industry of more than thirty years.  The CEO is Johnpaul Riddles who started his medical career serving in the United States Navy as a Corpsman for five years.  The President is Douglas Tallant who owned and operated physical therapy clinics in Denver and Oklahoma City for more than five years.

Going concern – The Company had a net income of $3,302 in 2006 on revenues of $2,017,000, but incurred net losses of approximately $73,742 from the period of December 15, 1989 (Date of Inception) through December 31, 2006 on revenues of approximately $3,500.000. Should the company have losses again as it did during 2005 when it started in the healthcare staffing business, there would be substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Year end – The Company’s yearend is December 31.

Principles of consolidation – Ram Financial and Confident Care Services merged, and one is not a subsidiary of the other.  Therefore, there is no need for consolidated financial

CONFIDENT CARE SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

statements.  However, the accounts of the merged companies have been combined in the financial statements presented with these Notes.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Property and equipment – The Company has no significant property or equipment.

Income taxes – The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years.  Such losses may not be fully deductible due to the significant amounts of non-cash service costs.  The Company has not established  a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Net gain/loss per common share – The Company computes net gain/loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98).  Under the provisions of SFAS 128 and SAB 98, basic net gain/loss per share is computed by dividing the net gain/loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted net gain/loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.  For the period from December 15, 1989 (Date of Inception) through December 31, 2006, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

CONFIDENT CARE SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Stock-Based Compensation -- The Company had no stock-based compensation during 2006.

Concentration of risk – A significant amount of the Company’s assets and resources are currently dependent on the financial support of Johnpaul Riddle.  Should he determine to no longer finance the operations of the company before new capital is raised, it may be unlikely for the company to continue.

Revenue recognition – The Company has had revenues of $3,512,494 to date from its operations.  Revenue is recognized as it is received.

Inventory valuation – At this time the Company is not expected to hold inventory.

Legal Procedures – The Company is not aware of, nor is it involved in any pending legal proceedings.

New accounting pronouncements –

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company expects no impact on adopting this new standard.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options,

CONFIDENT CARE SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will not have a material impact on its financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29 "effective for non-monetary asset exchanges occurring in the fiscal year beginning January 1, 2006. SFAS No. 153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material effect on the company's Consolidated Financial Statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28.” SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. SFAS 154 requires “retrospective application” of the direct effect of a voluntary change in accounting principle to prior periods’ financial statements where it is practicable to do so. SFAS 154 also redefines the term “restatement” to mean the correction of an error by revising previously issued financial statements. SFAS 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005 unless adopted early. We do not expect the adoption of SFAS 154 to have a material impact on its consolidated financial position, results of operations or cash flows, except to the extent that the statement subsequently requires retrospective application of a future item.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid

CONFIDENT CARE SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

financial instruments containing embedded derivatives.   We expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”), which amends FASB Statement No. 140 (“SFAS No. 140”). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities).  The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting.  Specifically, the FASB said FAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value.  We do not expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

2.    FIXED ASSETS

The Company has no significant fixed assets.  Its furniture and computers were donated.

3.    RELATED PARTY TRANSACTIONS

As of December 31, 2006 and 2005, loans payable from related parties consists of the following:

2006                                 2005

Loans payable  from officers of

the Company bearing interest at 8%

unsecured and due on demand

$      47,969

    $      10,000

CONFIDENT CARE SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4.     OTHER CURRENT LIABILITIES

The company borrowed $347,479 in 2006 including AR factoring loans and credit card balances.  In 2006 the amount borrowed was $351,808.

5.   STOCKHOLDERS’ DEFICIT

        Common Shares:  As of December 31, 2006 and 2005 there were 11,000,000 and 11,000,000 shares of                   common stock outstanding.

a)

When the Company ownership changed in 1997, all outstanding shares were cancelled and 10,000,000 shares were issued to the new owner .

b)

In 1999, 1,000,000 shares were sold for a consideration of $10,000.

Preferred Shares:   Each share of preferred stock is convertible into ten shares of common stock and has voting rights equal to twenty shares of common stock.  The board of directors has not specified any other rights or privileges with respect to the preferred stock.

As of December 31, 2006 and 2005 there were 1,400,000 and 0 shares of preferred stock outstanding.

a)

 In 2006, 1,400,000 shares of preferred stock were sold for a consideration of $7,000.

6.

STOCK OPTIONS

The Company has granted no stock options.

7.

COMMITMENTS AND CONTINGENCIES

The Company has no employment contracts.  It leases offices in El Cajon, CA and Oroville,

CONFIDENT CARE SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

CA.

8.

LITIGATION

There is no existing or pending litigation involving the Company.

9.   SUBSEQUENT EVENTS

Effective October, 2008, the Company merged with Confident Care Services, Inc. and changed its name to Confident Care Services, Inc.

CONFIDENT CARE SERVICES, INC.

CONSOLIDATED BALANCE SHEET

December 31, 2007

	December 31, 2007	December 31, 2006

ASSETS

Current assets
Checking Accounts	$19,108	$45,070
Accounts Receiveable	287,441	329,319
Total current assets	306,549	374,389

Other assets
Notes Receiveable	14,988	638
Total Other Assets	14,988	638

Total assets	$321,537	$375,027

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts Payable	$1,061	$1,718
Line of Credit	50,471	34,603
Total current liabilities	51,532	36,321

Long term liabilities
Loans Payable	244,562	347,479
Loans Payable-Related Parties	25,519	47,969
Total long term liabilities	270,081	395,448

Total liabilities	321,613	431,769

Stockholders' deficit
Common stock; $.001 par value; 100,000,000 shares
authorized, 11,000,000 and 11,000,000 shares issued and
outstanding as of Dec. 31, 2007 and Dec. 31, 2006	1,000	1,000
Preferred stock; $.001 par value; 10,000,000 shares
authorized, 1,400,000 and 1,400,000 shares issued and
outstanding as of Dec. 31, 2007 and Dec. 31, 2006	1,400	1,400
Additional paid-in capital	14,600	14,600
Accumulated deficit in the development stage	-17,076	-73,742
Total Stockholders' equity	-76	-56,742

Total liabilities and stockholders' deficit	$321,537	$375,027

CONFIDENT CARE SERVICES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

December 31, 2007

			From Inception
			(January 1, 2005)
	For the year ended	For the year ended	through
	December 31, 2007	December 31, 2006	December 31, 2007

Revenue	1,735,730	2,017,206	5,248,224

Operating expenses
Advertising	2,824	3,645	6,469
Automobile Expense	22,852	12,666	35,518
Contract Labor	1,232,522	1,473,141	2,705,663
Insurance	13,394	9,172	22,566
Maintenance	7,896	1,010	8,906
Office Supplies	10,293	3,430	13,723
Payroll Expenses	192,484	307,834	500,318
Professional Fees	54,236	21,719	75,955
Rent	53,678	24,684	78,362
Taxes	4,128	1,341	5,469
Telephone	11,280	15,586	26,866
Travel & Entertainment	4,264	443	4,707
Other	47,572	74,338	1,694,242

Total operating expenses	1,657,423	1,949,009	5,178,764

Gain from operations	78,307	68,197	69,460

Other income (expenses):
Other income	4,351	12,166	16,517
Interest Expense	(25,992)	(77,061)	(103,053)
Total other income (expenses)	(21,641)	(64,895)	(86,536)

Loss before provision for income taxes	56,666	3,302	(17,076)
Provision for income taxes	0	0	0

Net gain (loss)	$56,666	$3,302	($17,076)

Basic and diluted loss per common share	$ 0.01	$ 0.00	$ (0.00)

Basic and diluted weighted average
common shares outstanding	11,000,000	11,000,000	11,000,000

CONFIDENT CARE SERVICES, INC.

STATEMENT OF STOCKHOLDERS DEFICIT

December 31, 2007

					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at January 1, 2005 (Date of inception)	11,000,000	$1,000	0	$0	$9,000	(20,541)	(10,541)

Net gain/loss	0	0	0	0	0	(56,503)	(56,503)

Balance at December 31, 2005	11,000,000	1,000	0	0	9,000	(77,044)	(67,044)

Preferred shares issued to officer & director for cash, $0.005 per share			1,400,000	1,400	5,600	0	7,000

Net gain/loss	0	0			0	3,302	3,302

Balance at December 31, 2006	11,000,000	1,000	1,400,000	1,400	14,600	(73,742)	(56,742)

Net gain/loss	0	0	0	0	0	56,666	56,666

Balance at December 31, 2007	11,000,000	1,000	1,400,000	1,400	14,600	(17,076)	(76)

CONFIDENT CARE SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

December 31, 2007

			From Inception
			(January 1, 2005)
	For the year ended	For the year ended	through
	December 31, 2007	December 31, 2006	Dec 31, 2007
Cash flows from operating activities:
Net income	$56,666	$3,302	($17,076)
Adjustments to reconcile net income to
net cash provided by operating activities:
Accounts Receivable	41,878	(206,100)	(287,441)
Notes Receivable	(14,350)	(638)	(14,988)
Accounts Payable	(657)	1,718	1,061
Line of Credit	15,867	34,603	50,470
Loans Payable	(102,917)	(4,329)	244,562
Net cash provided by operating activities	(3,513)	(171,444)	(23,412)

Cash flows from investing activities:

Cash flows from financing activities
Proceeds from issuance of common stock	0	0	10,000
Proceeds from issuance of preferred stock	0	7,000	7,000
Proceeds on borrowings from related parties	(22,450)	37,969	25,519
Net cash provided by financing activities	(22,450)	44,969	42,519

Net increase in cash	(25,963)	(126,475)	19,107

Cash, beginning of period	45,070	171,545	0

Cash, end of period	$19,107	$45,070	$19,107

CONFIDENT CARE SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

1.

DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business and history – Confident Care Services, Inc., Nevada corporation, (hereinafter referred to as the “Company” or “Confident”) was incorporated in the State of Nevada on December 15, 1989 as Ram Financial Corporation (“Ram”).  The company was originally in the financial services business.  In October 2008, Ram was merged with Confident Care Services, Inc. in a reverse merger transaction in which Ram was the surviving corporation.  Ram then changed its name to Confident Care Services, Inc. (Confident).  Prior to the merger, the original Confident Care Services, Inc. had been in business for four years and provided healthcare professional staffing for hospitals and healthcare facilities in California.  The Company is in the process of expanding in California and Nevada.

Management of Company – The Company's executives have combined experience in the medical industry of more than thirty years.  The CEO is Johnpaul Riddles who started his medical career serving in the United States Navy as a Corpsman for five years.  The President is Douglas Tallant who owned and operated physical therapy clinics in Denver and Oklahoma City for more than five years.

Going concern – The Company had a net income of $56,666 in 2007 on revenues of $1,735,000, but incurred net losses of approximately $17,076 from the period of December 15, 1989 (Date of Inception) through December 31, 2007 on revenues of over $5,000.000. Should the company have losses again as it did during 2005 when it started in the healthcare staffing business, there would be substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Year end – The Company’s yearend is December 31.

CONFIDENT CARE SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Principles of consolidation – Ram Financial and Confident Care Services merged, and one is not a subsidiary of the other.  Therefore, there is no need for consolidated financial statements.  However, the accounts of the merged companies have been combined in the financial statements presented with these Notes.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Property and equipment – The Company has no significant property or equipment.

Income taxes – The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years.  Such losses may not be fully deductible due to the significant amounts of non-cash service costs.  The Company has not established  a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Net gain/loss per common share – The Company computes net gain/loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98).  Under the provisions of SFAS 128 and SAB 98, basic net gain/loss per share is computed by dividing the net gain/loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted net gain/loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.  For the period from December 15, 1989 (Date of Inception) through

CONFIDENT CARE SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2007, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Stock-Based Compensation -- The Company had no stock-based compensation during 2007.

Concentration of risk – A significant amount of the Company’s assets and resources are currently dependent on the financial support of Johnpaul Riddle.  Should he determine to no longer finance the operations of the company before new capital is raised, it may be unlikely for the company to continue.

Revenue recognition – The Company has had revenues of $5,248,224 to date from its operations.  Revenue is recognized as it is received.

Inventory valuation – At this time the Company is not expected to hold inventory.

Legal Procedures – The Company is not aware of, nor is it involved in any pending legal proceedings.

New accounting pronouncements –

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company expects no impact on adopting this new standard.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No.

CONFIDENT CARE SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will not have a material impact on its financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29 "effective for non-monetary asset exchanges occurring in the fiscal year beginning January 1, 2006. SFAS No. 153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material effect on the company's Consolidated Financial Statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28.” SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. SFAS 154 requires “retrospective application” of the direct effect of a voluntary change in accounting principle to prior periods’ financial statements where it is practicable to do so. SFAS 154 also redefines the term “restatement” to mean the correction of an error by revising previously issued financial statements. SFAS 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005 unless adopted early. We do not expect the adoption of SFAS 154 to have a material impact on its consolidated financial position, results of operations or cash flows, except to the extent that the statement subsequently requires retrospective application of a future item.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that

CONFIDENT CARE SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives.   We expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”), which amends FASB Statement No. 140 (“SFAS No. 140”). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities).  The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting.  Specifically, the FASB said FAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value.  We do not expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

2.    FIXED ASSETS

The Company has no significant fixed assets.  Its furniture and computers were donated.

3.    RELATED PARTY TRANSACTIONS

As of December 31, 2007 and 2006, loans payable from related parties consists of the following:

2007                                 2006

Loans payable  from officers of

the Company bearing interest at 8%

CONFIDENT CARE SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

unsecured and due on demand

$      25,519

$      47,969

4.     OTHER CURRENT LIABILITIES

The company borrowed $244,562 in 2007 including AR factoring loans and credit card balances.  In 2006 the amount borrowed was $347,479.

5.   STOCKHOLDERS’ DEFICIT

        Common Shares:  As of December 31, 2007 and 2006 there were 11,000,000 and 11,000,000 shares of                   common stock outstanding.

c)

When the Company ownership changed in 1997, all outstanding shares were cancelled and 10,000,000 shares were issued to the new owner .

d)

In 1999, 1,000,000 shares were sold for a consideration of $10,000.

Preferred Shares:   Each share of preferred stock is convertible into ten shares of common stock and has voting rights equal to twenty shares of common stock.  The board of directors has not specified any other rights or privileges with respect to the preferred stock.

As of December 31, 2007 and 2006 there were 1,400,000 and 1,400,000 shares of preferred stock outstanding.

b)

 In 2006, 1,400,000 shares of preferred stock were sold for a consideration of $7,000.

6.

STOCK OPTIONS

The Company has granted no stock options.

7.

COMMITMENTS AND CONTINGENCIES

CONFIDENT CARE SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

The Company has no employment contracts.  It leases offices in El Cajon, CA, and Oroville, CA.

8.

LITIGATION

There is no existing or pending litigation involving the Company.

9.   SUBSEQUENT EVENTS

Effective October, 2008, the Company merged with Confident Care Services, Inc. and changed its name to Confident Care Services, Inc.

CONFIDENT CARE SERVICES INC.

Financial Statements for the year ending

December 31, 2008

Unaudited

Prepared by Management

CONFIDENT CARE SERVICES, INC.

CONSOLIDATED BALANCE SHEET

Unaudited

December 31, 2008

	Unaudited	Audited
	December 31, 2008	December 31, 2007

ASSETS

Current assets
Checking Accounts	-$5,372	$19,108
Accounts Receiveable	204,503	287,441
Total current assets	199,131	306,549

Other assets
Notes Receiveable	27,330	14,988
Total Other Assets	27,330	14,988

Total assets	$226,461	$321,537

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts Payable	$6,746	$1,061
Line of Credit	23,989	50,471
Total current liabilities	30,735	51,532

Long term liabilities
Loans Payable	232,185	244,562
Loans Payable-Related Parties	6,212	25,519
Total long term liabilities	238,397	270,081

Total liabilities	269,132	321,613

Stockholders' deficit
Common stock; $.001 par value; 100,000,000 shares
authorized, 22,000,000 and 11,000,000 shares issued and
outstanding as of Dec. 31, 2008 and Dec. 31, 2007	2,000	1,000
Preferred stock; $.001 par value; 10,000,000 shares
authorized, 1,400,000 and 1,400,000 shares issued and
outstanding as of Dec. 31, 2008 and Dec. 31, 2007	1,400	1,400
Additional paid-in capital	66,100	14,600
Accumulated deficit in the development stage	-112,171	-17,076
Total Stockholders' equity	-42,671	-76

Total liabilities and stockholders' deficit	$226,461	$321,537

CONFIDENT CARE SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

CONFIDENT CARE SERVICES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

Unaudited

December 31, 2008

			Unaudited
			From Inception
	Unaudited	Audited	(January 1, 2005)
	For the year ended	For the year ended	through
	December 31, 2008	December 31, 2007	December 31, 2008

Revenue	1,408,134	1,735,730	6,656,358

Operating expenses
Advertising	2,538	2,824	9,007
Automobile Expense	28,950	22,852	64,468
Contract Labor	1,019,534	1,232,522	3,725,197
Insurance	20,758	13,394	43,324
Maintenance	1,314	7,896	10,220
Office Supplies	13,332	10,293	27,055
Payroll Expenses	202,158	192,484	702,476
Professional Fees	16,196	54,236	92,151
Rent	62,910	53,678	141,272
Taxes	2,726	4,128	8,195
Telephone	17,654	11,280	44,520
Travel & Entertainment	11,140	4,264	15,847
Other	111,118	47,572	1,805,360

Total operating expenses	1,510,328	1,657,423	6,689,092

Gain from operations	-102,194	78,307	(32,734)

Other income (expenses):
Other income	23,117	4,351	39,634
Interest Expense	(16,019)	(25,992)	(119,072)
Total other income (expenses)	7,098	(21,641)	(79,438)

Loss before provision for income taxes	-95,096	56,666	(112,172)
Provision for income taxes	0	0	0

Net gain (loss)	($95,096)	$56,666	($112,172)

CONFIDENT CARE SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Basic and diluted loss per common share	$ (0.00)	$ 0.01	$ (0.01)

Basic and diluted weighted average
common shares outstanding	22,000,000	11,000,000	22,000,000

CONFIDENT CARE SERVICES, INC.

STATEMENT OF STOCKHOLDERS DEFICIT

Unaudited

December 31, 2008

					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at January 1, 2005 (Date of inception)	11,000,000	$1,000	0	$0	$9,000	(20,541)	(10,541)

Net gain/loss	0	0	0	0	0	(56,503)	(56,503)

Balance at December 31, 2005	11,000,000	1,000	0	0	9,000	(77,044)	(67,044)

Preferred shares issued to officer & director for cash, $0.005 per share			1,400,000	1,400	5,600	0	7,000

Net gain/loss	0	0	0	0	0	3,302	3,302

Balance at December 31, 2006	11,000,000	1,000	1,400,000	1,400	14,600	(73,742)	(56,742)

Net gain/loss	0	0	0	0	0	56,666	56,666

Balance at December 31, 2007	11,000,000	1,000	1,400,000	1,400	14,600	(17,076)	(76)

Common shares issued for merged company	11,000,000	0			0	0	7,000

Common shares issued for cash	205,000	205			52,295	0	52,500

Net gain/loss	0	0	0	0	0	(95,096)	(95,096)

Balance at December 31, 2008	22,205,000	1,205	1,400,000	1,400	66,895	(112,172)	(42,672)

CONFIDENT CARE SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

CONFIDENT CARE SERVICES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

Unaudited

December 31, 2008

			Unaudited
			From Inception
	Unaudited	Audited	(January 1, 2005)
	For the year ended	For the year ended	through
	December 31, 2008	December 31, 2007	Dec 31, 2007
Cash flows from operating activities:
Net income	($95,096)	$56,666	($112,172)
Adjustments to reconcile net income to
net cash provided by operating activities:
Accounts Receivable	82,938	41,878	(204,503)
Notes Receivable	4,590	(14,350)	(10,398)
Accounts Payable	5,685	(657)	6,746
Line of Credit	(26,479)	15,867	23,991
Loans Payable	(12,378)	(102,917)	232,184
Net cash provided by operating activities	(40,740)	(3,513)	(64,152)

Cash flows from investing activities:

Cash flows from financing activities
Proceeds from issuance of common stock	52,500	0	62,500
Proceeds from issuance of preferred stock	0	0	7,000
Proceeds on borrowings from related parties	(36,239)	(22,450)	(10,720)
Net cash provided by financing activities	16,261	(22,450)	58,780

Net increase in cash	(24,479)	(25,963)	(5,372)

Cash, beginning of period	19,107	45,070	19,107

Cash, end of period	($5,372)	$19,107	$13,735

CONFIDENT CARE SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

Unaudited

December 31, 2008

1.

DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business and history – Confident Care Services, Inc., Nevada corporation, (hereinafter referred to as the “Company” or “Confident”) was incorporated in the State of Nevada on December 15, 1989 as Ram Financial Corporation (“Ram”).  The company was originally in the financial services business.  In October 2008, Ram was merged with Confident Care Services, Inc. in a reverse merger transaction in which Ram was the surviving corporation.  Ram then changed its name to Confident Care Services, Inc. (Confident).  Prior to the merger, the original Confident Care Services, Inc. had been in business for four years and provided healthcare professional staffing for hospitals and healthcare facilities in California.  The Company is in the process of expanding in California and Nevada.

Management of Company – The Company's executives have combined experience in the medical industry of more than thirty years.  The CEO is Johnpaul Riddles who started his medical career serving in the United States Navy as a Corpsman for five years.  The President is Douglas Tallant who owned and operated physical therapy clinics in Denver and Oklahoma City for more than five years.

Going concern – The Company had a net loss of $95,096 in 2008 on revenues of $1,408,134, and incurred net losses of approximately $112,172 from the period of December 15, 1989 (Date of Inception) through December 31, 2008 on revenues of over $6,656,358. Should the company continue to have losses, there would be substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Year end – The Company’s yearend is December 31.

CONFIDENT CARE SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Principles of consolidation – Ram Financial and Confident Care Services merged, and one is not a subsidiary of the other.  Therefore, there is no need for consolidated financial statements.  However, the accounts of the merged companies have been combined in the financial statements presented with these Notes.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Property and equipment – The Company has no significant property or equipment.

Income taxes – The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years.  Such losses may not be fully deductible due to the significant amounts of non-cash service costs.  The Company has not established  a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Net gain/loss per common share – The Company computes net gain/loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98).  Under the provisions of SFAS 128 and SAB 98, basic net gain/loss per share is computed by dividing the net gain/loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted net gain/loss per share gives effect

CONFIDENT CARE SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.  For the period from December 15, 1989 (Date of Inception) through December 31, 2007, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Stock-Based Compensation -- The Company had no stock-based compensation during 2008.

Concentration of risk – A significant amount of the Company’s assets and resources are currently dependent on the financial support of Johnpaul Riddle.  Should he determine to no longer finance the operations of the company before new capital is raised, it may be unlikely for the company to continue.

Revenue recognition – The Company has had revenues of $6,656,358 to date from its operations.  Revenue is recognized as it is received.

Inventory valuation – At this time the Company is not expected to hold inventory.

Legal Procedures – The Company is not aware of, nor is it involved in any pending legal proceedings.

New accounting pronouncements –

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company expects no impact on adopting this new standard.

CONFIDENT CARE SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will not have a material impact on its financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29 "effective for non-monetary asset exchanges occurring in the fiscal year beginning January 1, 2006. SFAS No. 153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material effect on the company's Consolidated Financial Statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28.” SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. SFAS 154 requires “retrospective application” of the direct effect of a voluntary change in accounting principle to prior periods’ financial statements where it is practicable to do so. SFAS 154 also redefines the term “restatement” to mean the correction of an error by revising previously issued financial statements. SFAS 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005 unless adopted early. We do not expect the adoption of SFAS 154 to have a material impact on its consolidated financial position, results of operations or cash flows, except to the extent that the statement subsequently requires retrospective application of a future item.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155,

CONFIDENT CARE SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives.   We expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”), which amends FASB Statement No. 140 (“SFAS No. 140”). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities).  The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting.  Specifically, the FASB said FAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value.  We do not expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

2.    FIXED ASSETS

The Company has no significant fixed assets.  Its furniture and computers were donated.

3.    RELATED PARTY TRANSACTIONS

CONFIDENT CARE SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

As of December 31, 2008 and 2007, loans payable from related parties consists of the following:

2008                                 2007

Loans payable  from officers of

the Company bearing interest at 8%

unsecured and due on demand                  $      6,212                    $         25,519

4.     OTHER CURRENT LIABILITIES

The company borrowed $232,185 in 2008 including AR factoring loans and credit card balances.  In 2007 the amount borrowed was $244,562.

5.   STOCKHOLDERS’ DEFICIT

        Common Shares:  As of December 31, 2008 and 2007 there were 22,000,000 and 11,000,000 shares of                   common stock outstanding.

e)

When the Company ownership changed in 1997, all outstanding shares were cancelled and 10,000,000 shares were issued to the new owner .

f)

In 1999, 1,000,000 shares were sold for a consideration of $10,000.

g)

In 2008, 11,000,000 shares were issued in exchange for all of the shares of Confident Care Services, Inc. as part of the reverse merger.

h)

In 2008, 205,000 shares were issued for cash.

Preferred Shares:   Each share of preferred stock is convertible into ten shares of common stock and has voting rights equal to twenty shares of common stock.  The board of directors has not specified any other rights or privileges with respect to the preferred stock.

CONFIDENT CARE SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

As of December 31, 2007 and 2006 there were 1,400,000 and 1,400,000 shares of preferred stock outstanding.

c)

 In 2006, 1,400,000 shares of preferred stock were sold for a consideration of $7,000.

6.

STOCK OPTIONS

The Company has granted no stock options.

7.

COMMITMENTS AND CONTINGENCIES

The Company has no employment contracts.  It leases offices in Las Vegas, NV, El Cajon, CA, and Oroville, CA.

8.

LITIGATION

There is no existing or pending litigation involving the Company.

9.   SUBSEQUENT EVENTS

None.